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             SOUTHERN UNION COMPANY AND SUBSIDIARIES

               COMPUTATION OF PER SHARE EARNINGS       Exhibit 11



                   Three Months     Six Months     Twelve Months
                      Ended           Ended            Ended
                   December 31,    December 31,    December 31,
                  --------------  --------------  ---------------
                   1996    1995    1996    1995    1996     1995
                  ------  ------  ------  ------  ------   ------
                            (in thousands of dollars,
                            except per share amounts)

Net earnings
 available for
 common stock..  $ 9,661 $ 8,746 $ 4,256 $ 3,148 $21,947  $18,827
                 ======= ======= ======= ======= =======  =======

Primary
 earnings per
 share:
  Average
   shares out-
   standing....   17,050  16,969  17,043  16,950  17,036   16,931
  Stock op-
   tions and
    warrants
    issued or
    granted....      693     516     678     445     652      401
                 ------- ------- ------- ------- -------  -------
  Average
   shares out-
   standing....   17,743  17,485  17,721  17,395  17,688   17,332
                 ======= ======= ======= ======= =======  =======

  Primary
   earnings
   per share...  $   .54 $   .50 $   .24 $   .18 $  1.24  $  1.09
                 ======= ======= ======= ======= =======  =======

Fully diluted
 earnings per
 share:
  Average
   shares out-
   standing....   17,050  16,969  17,043  16,950  17,036   16,931
  Stock op-
   tions and
   warrants
   issued or
   granted.....      693     597     692     496     670      432
                 ------- ------- ------- ------- -------  -------
  Average
   shares out-
   standing....   17,743  17,566  17,735  17,446  17,706   17,363
                 ======= ======= ======= ======= =======  =======

  Fully
   diluted
   earnings
   per share...  $   .54 $   .50 $   .24 $   .18 $  1.24  $  1.08
                 ======= ======= ======= ======= =======  =======


-------------------------

Note: All periods have been adjusted to reflect the five percent common stock dividends distributed on December 10, 1996 and November 27, 1995 and a four-for-three common stock split distributed in the form of a 33 % stock dividend on March 11, 1996, as applicable.